CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this "***Agreement***") is made and entered into this 21st day of May, 2020, by and between Lake Niassa Empreendimentos e Participações Ltda., a limited liability company duly organized under the laws of the Federative Republic of Brazil ("**Lake Niassa**") and Carrier EQ, LLC, f/k/a CarrierEQ, Inc., a Delaware limited liability company ("**Airfox**", together with Lake Niassa, the "**Parties**").

WITNESSETH

WHEREAS, pursuant to the Call Exercise Notice, dated February 7, 2020 (the "**Call Notice**"), VV has exercised its Call Right (the "**Call Transaction**") as set forth in Section 4.1(b) of the Convertible Note Purchase and Call Option Agreement dated as of September 11, 2018, by and among VV, Airfox, Victor Santos and the other parties thereto, as amended by that certain First Amendment to the Convertible Note Purchase and Call Option Agreement, dated as of June 10, 2019 (the "**Call Option Agreement**"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Call Option Agreement or in the Call Exercise Notice, as applicable;

WHEREAS, the Call Exercise Notice provides that the Call Transaction shall be subject to and conditioned upon, among other things, the Acceleration/Cancellation of the Stock Option, pursuant to which the former holders of such stock options shall be entitled, in consideration for and at the time of such cancellation, solely to a cash payment equal to the excess of (x) $2.6238 (the Per Share Price) over (y) $0.29 (the applicable exercise price pursuant to the Airfox's 2016 Equity Incentive Plan) (such cash payment, the "**Options Payment**");

WHEREAS, VV and Lake Niassa are parties to that certain Assignment and Assumption Agreement dated February 19, 2020, pursuant to which (i) VV assigned to Lake Niassa all of VV's rights to consummate the Call Transaction, and (ii) Lake Niassa assumed all of VV's duties and obligations related to the Call Transaction arising under the Call Option Agreement and the Call Exercise Notice, and agreed to be bound by all of the terms, conditions and provisions contained in the Call Option Agreement and the Call Exercise Notice;

WHEREAS, in connection with consummation of the Call Transaction, Airfox and Lake Niassa have agreed that (i) upon the consummation of the Call Transaction, Lake Niassa shall contribute the Options Payment to Airfox in the aggregate amount equal to $3,352,258.77 in exchange for 1,277,635 LLC units of Airfox and (ii) Airfox shall pay each of the holders of the stock options their applicable portion of the Options Payment through Airfox's payroll system; and

WHEREAS, as of the date hereof, (i) the Call Transaction was consummated and (ii) Lake Niassa has become the sole member of Airfox.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Contribution to Airfox. Pursuant to Section 11 of the Airfox Limited Liability Company Agreeement, dated May 21, 2020, Lake Niassa hereby contributes an amount equal to $3,352,258.77 to Airfox, and Airfox hereby accepts such contribution.

2. Further Assurances. Each of the Parties shall promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other party hereto may reasonably require from time to time for the purpose of giving effect to this Agreement and shall use its best efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

3. Effective Time. This Agreement and each provision contained herein shall be effective as of 12:01 A.M. Eastern Time on the date hereof.

4. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any other jurisdiction other than the State of Delaware.

6. Entire Agreement. This Agreement contains the entire agreement of the Parties regarding the subject matter of this Agreement, and there are no representations, covenants or other agreements except as stated or referred to in this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

LAKE NIASSA EMPREENDIMENTOS E PARTICIPAÇÕES LTDA.

DocuSigned by: Orivaldo Padilha F9059577A3FD452...
DocuSigned by: 8C9D6C89DBC6490...

By:______________________________
Name: Orivaldo Padilha
Title: Executive Officer

Helisson Brigido Andrade Lemos
Executive Officer

Carrier EQ, LLC

By: ______________________________
Name: Victor Santos
Title: CEO